EXHIBIT 99.1

Gentor Resources, Inc.

PRESS RELEASE

Gentor Provides Update on Proposed Corporate Reorganization

Toronto, Canada – January 30, 2012 - Gentor Resources, Inc. (“Gentor” or the “Company”) (TSX-V – “GNT” & OTCQB – “GNTO”) announces that, further to its January 10, 2012 press release, the fairness hearing on the Company’s proposed corporate reorganization (the “Corporate Reorganization”) was held by the Idaho Department of Finance on January 23, 2012 and, after holding the hearing, the Idaho Department of Finance has issued an order approving the fairness of the terms and conditions of the Corporate Reorganization.

The Corporate Reorganization, the effect of which will be to change Gentor’s corporate jurisdiction from Florida to the Cayman Islands, will be implemented by a two-step process involving a merger of Gentor with and into its wholly-owned Wyoming subsidiary, followed by a continuation of the surviving company into the Cayman Islands.

The Corporate Reorganization is subject to the receipt of TSX Venture Exchange and requisite shareholder approvals.  The Company has called a special meeting of shareholders of the Company to be held at 9:00 a.m. Toronto time on Friday, February 24, 2012, at which shareholders will be asked to approve the Corporate Reorganization.  This shareholders’ meeting will be held at the offices of Norton Rose Canada LLP, Toronto-Dominion Centre, TD Waterhouse Tower, Suite 2300, 79 Wellington Street West, Toronto, Ontario, Canada.

The securities proposed to be issued in the Corporate Reorganization have not been and will not be registered under the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.  This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities.

About Gentor

Gentor is a mineral exploration company whose projects include copper and gold properties in the Sultanate of Oman and a molybdenum-tungsten-silver property in East Central Idaho, U.S.  The Company’s strategy is to create shareholder value by developing highly prospective mineral properties around the globe, with current focus in the Sultanate of Oman.  In Oman, Gentor is partnered with Al Fairuz Mining Company LLC on its Block 5 exploration tenement and Al Zuhra Mining Company LLC on Block 6.

For further information, please visit our website at www.gentorresources.com, or contact: Dr. Peter Ruxton, President & CEO, United Kingdom Tel: + 44 (0) 7786 111103; or Arnold T. Kondrat, Executive Vice President, Toronto, Ontario, Tel: + 1 (416) 366 2221 or + 1 (800) 714 7938.

Forward-Looking Information:  Statements in this press release relating to the proposed Corporate Reorganization are forward-looking information within the meaning of applicable securities laws. Such forward-

looking information, including but not limited to the occurrence and expected benefits of the Corporate Reorganization, the satisfaction of the conditions to which the Corporate Reorganization is subject and related matters, is subject to a number of risks and uncertainties that may cause the actual results of the Company to differ materially from those discussed in the forward-looking information, and even if such actual results are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on the Company.  Factors that could cause actual results or events to differ materially from current expectations include, among other things, failure to complete the Corporate Reorganization as a result of failure to obtain required shareholder or regulatory approvals.  Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainty therein.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.